As filed with the Securities and Exchange Commission on November 16, 2010
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Caribou Coffee Company, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-1731219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429
(763) 592-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dan E. Lee
Senior Vice President, General Counsel & Secretary
Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota 55429
(763) 592-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
John J. Kelley III
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309-3521
(404) 572-4600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the selling shareholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate	Registration
Securities to be Registered	be Registered(1)	per Share(2)	Offering Price(2)	Fee
Common Stock, par value $0.01 per share	11,672,245	$11.05	$128,978,307.25	$9,196.15

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall cover any additional shares of registrant’s common stock which become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of shares of registrant’s outstanding common stock.

(2)	Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s common stock on the Nasdaq Global Market on November 15, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 16, 2010
PROSPECTUS

Caribou Coffee Company, Inc.

11,672,245 Shares of Common Stock

This prospectus relates to 11,672,245 shares of our common stock that may be offered and sold from time to time by the selling shareholder named in this prospectus. The selling shareholder will receive all of the proceeds from any sales of its shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will not receive any of the proceeds from the sale of shares by the selling shareholder.

Our common stock is traded on the Nasdaq Global Market under the symbol “CBOU.” On November 15, 2010, the last reported sales price for our common stock on the Nasdaq Global Market was $11.06 per share.

Buying shares of our common stock involves risk. See “Risk Factors” beginning on page 4 of our Annual Report on Form 10-K for the fiscal year ended January 3, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 16, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Specific information about the terms of an offering will be included in a prospectus supplement relating to each offering of shares. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you decide whether to invest in our common stock.

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplements, or any free writing prospectus that we file with the SEC in connection with an offering. Neither we, the selling shareholder nor any underwriter has authorized anyone to provide any other information or any information different from that contained in this prospectus and the documents incorporated by reference herein.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

Unless the context otherwise indicates, the terms “Caribou,” “the Company,” “we,” “us,” and “our” as used in this prospectus refer to Caribou Coffee Company, Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The words “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and variations thereof and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, the Company undertakes no obligation to publicly update or release any revisions to its forward-looking statements to reflect any events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management’s present expectations or projections. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Caribou Coffee brand and other factors disclosed in the Company’s filings with the SEC. In addition, additional risks that could cause the Company’s actual results to differ materially from those expressed in the Company’s forward-looking statements are discussed in Part  I, “Item 1A Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010, and are specifically incorporated herein by reference.

OUR COMPANY

We are the second largest company-owned gourmet coffeehouse operator in the United States based on the number of coffeehouses. As of October 3, 2010, we had 539 retail locations, including 129 franchised locations. Our coffeehouses are located in 19 states, the District of Columbia and international markets. We offer our customers high-quality gourmet coffee and espresso-based beverages, as well as specialty teas, baked goods, food, whole bean coffee and branded merchandise. We also sell our high-quality whole bean and ground coffee to grocery stores, mass merchandisers, office coffee providers, airlines, hotels, sports and entertainment venues, college campuses and on-line customers nationwide. We focus on creating a unique experience for customers through a combination of our high-quality products, a comfortable and welcoming coffeehouse environment and customer service.

We are incorporated in the State of Minnesota. Our principal executive offices are located at 3900 Lakebreeze Avenue North, Brooklyn Center, Minnesota, and our phone number is (763) 592-2200.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (see “Incorporation of Certain Information by Reference”). If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling shareholder. All proceeds from the sale of the shares will be solely for the account of the selling shareholder.

SELLING SHAREHOLDER

We are registering for resale the shares covered by this prospectus on behalf of the shareholder named in the table below. The selling shareholder may resell, from time to time, all, some or none of the shares of our common stock covered by this prospectus as provided under the section entitled “Plan of Distribution.” However, we do not know when or in what amount the selling shareholder may offer their shares for sale under this prospectus, if any. The selling shareholder will pay all legal and printing expenses and all underwriting fees, discounts and commissions, if any, incurred with respect to the registration and sale of the shares of common stock owned by the selling shareholder. The Company will bear all other costs, expenses and fees in connection with the registration and any sales of the shares. The following table sets forth:

•	the number and percent of shares of our common stock that the selling shareholder beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our common stock that may be offered for resale for the account of the selling shareholder under this prospectus; and

•	the number and percent of shares of our common stock to be beneficially owned by the selling shareholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling shareholder).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling shareholder may offer under this prospectus. We do not know how long the selling shareholder will hold the shares before selling them or how many shares the selling shareholder will sell, if at all, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the selling shareholder.

This table is prepared solely based on information supplied to us by the selling shareholder, and assumes the sale of all of the resale shares. The applicable percentages of beneficial ownership are based on an aggregate of 20,041,973 shares of our common stock issued and outstanding on November 15, 2010, adjusted as may be required by rules promulgated by the SEC.

	Shares Beneficially		Number of	Shares Beneficially
	Owned		Shares	Owned
	Prior to Offering		Being	After Offering
Selling shareholder	Number	Percent	Offered	Number	Percent

Caribou Holding Company Limited	11,672,245	58.2%	11,672,245	—	—

Caribou Holding Company Limited (“CHCL”) has 150,600 shares of voting stock and 6,815,038 shares of non-voting stock outstanding. 5,971,218 of the shares of non-voting stock are held by five companies (the “Five Non-Voting Holding Companies”), which are Cayman Island entities owned by approximately 241 international investors. Arcapita Bank B.S.C. (c) (“Arcapita Bank”) holds a minority interest in three of the Five Non-Voting Holding Companies, which each own 1,587,180 shares of the non-voting stock of CHCL. 572,820 of the remaining shares of non-voting stock are held by Premium Coffee Holdings Limited, an indirect subsidiary of Arcapita Bank. The remaining 271,000 shares of non-voting stock are held by Arcapita Incentive Plan Limited (“AIPL”), a Cayman Islands entity owned by management of Arcapita Bank. 10,040 shares of voting stock are held by each of the 15 separate Cayman Island entities formed by Arcapita Bank (the “Voting Cayman Entities”). The Voting Cayman Entities are owned by approximately 50 international investors (the “International Investors”). Each of the Voting Cayman Entities owns 6 2/3% of the voting stock of CHCL. Each International Investor has granted Arcapita Investment Management Limited (“AIML”), a direct subsidiary of Arcapita Bank, a revocable proxy to vote its shares of voting stock in the Voting Cayman Entities on all matters. In addition, each Voting Cayman Entity has entered into an administration agreement with AIML pursuant to which AIML is authorized to vote the voting stock of CHCL held by such Voting Cayman Entity. Each administration agreement is terminable by a Voting Cayman Entity upon 60 days’ prior written notice to AIML by a vote of two-thirds of its shareholders.

Charles H. Ogburn has served as one of our directors since January 2003. Mr. Ogburn served as an Executive Director of Arcapita Bank, an affiliate of CHCL, from March 2001 to June 2010. Charles L. Griffith has served as one of our directors since July 2005. Mr. Griffith has served as an Executive Director of Arcapita Bank since February 2005.

In addition, during fiscal year 2008, the selling shareholder contributed to the Company management consulting and research services with a value of $200,000. Since the Company was the primary beneficiary of these services, it included the amount in general and administrative expense and recorded a corresponding increase to additional paid-in capital.

PLAN OF DISTRIBUTION

We are registering 11,672,245 shares of our common stock for possible sale by the selling shareholder. Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes the selling shareholder named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, distribution or other transfer after the date of this prospectus.

The selling shareholder may sell the shares being offered from time to time in one or more transactions:

•	on the Nasdaq Global Market or otherwise;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best efforts basis;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or

•	a combination of such methods of sale.

The selling shareholder may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices or at negotiated prices. The selling shareholder also may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933, as amended (the “Securities Act”), as permitted by that rule. The selling shareholder may effect transactions by selling shares directly to purchasers or to or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of the shares. The selling shareholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholder and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling shareholder and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling shareholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholder.

The selling shareholder’ shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We have agreed to register or qualify the selling shareholder’ shares in these states as necessary, subject to certain restrictions.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), while the selling shareholder is engaged in the distribution of its shares, it may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholder. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

The selling shareholder will pay all legal and printing expenses in connection with the registration and any sales of the shares and all underwriting fees, discounts and commissions, if any, attributable to the sales of the shares. The Company will bear all other costs, expenses and fees in connection with the registration and any sales of the shares. The selling shareholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling shareholder will agree to indemnify us against certain liabilities in connection with the offering of the shares, including certain liabilities arising under the Securities Act. We will agree to indemnify the selling shareholder against certain liabilities arising under the Securities Act.

Upon notification to us by the selling shareholder that any material arrangement has been entered into with any underwriters or broker-dealers for the sale or purchase of shares, we will file a supplement to this prospectus, if required, disclosing:

•	the name of the participating underwriters, broker-dealers or agents;

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such underwriters or broker-dealers, where applicable; and

•	other facts material to the transaction.

In addition, upon being notified by the selling shareholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell more than 500 shares, we will, to the extent required, promptly file a supplement to this prospectus to name such person as a selling shareholder.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Dan E. Lee, Senior Vice President, General Counsel and Secretary. As of November 16, Mr. Lee beneficially owned 74,437 shares of the Company’s common stock (which amount includes 48,463 shares that are subject to options or are otherwise forfeitable but which Mr. Lee is deemed to own pursuant to Rule 13d-3 under the Exchange Act). Certain other legal matters will be passed upon for us by King & Spalding LLP, Atlanta, Georgia

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 3, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at www.sec.gov or from our web site at www.cariboucoffee.com. However, the information on our web site does not constitute a part of this prospectus. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room.

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the filed documents listed below, except (1) as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and (2) to the extent portions of such documents are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended January 3, 2010 (including the portions of our Proxy Statement on Schedule 14A, filed on March 31, 2010, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2010, July 4, 2010 and October 3, 2010;

•	our Current Report on Form 8-K filed on May 14, 2010; and

•	the description of our common stock, par value $0.01 per share, including under the caption “Description of Capital Stock” in the prospectus forming part of the Company’s Registration Statement on Form S-1, initially filed with the SEC on July 19, 2005 (File No. 333-126691), as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on September 21, 2005 (File No. 000-51535).

We also incorporate by reference any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. The reports and other documents that we file after the date of this prospectus will update, supplement and supersede the information in this prospectus. We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Caribou Coffee Company, Inc.
3900 Lakebreeze Avenue North
Brooklyn Center, Minnesota
Attn: Corporate Secretary
(763) 592-2200

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock.

11,672,245 Shares
of Common Stock

Caribou Coffee Company, Inc.

Prospectus

November 16, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the fees and expenses, except for legal fees and printing fees, shall be borne by the Company. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$9,196
Transfer agent’s fees and expenses	5,000
Legal fees and expenses	25,000
Printing fees and expenses	5,000
Accounting fees and expenses	15,000
Miscellaneous fees and expenses	5,804

Total	$65,000

Item 15.	Indemnification of Officers and Directors.

The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”). Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. In addition, Section 302A.521, subd. 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

The Company has also entered into indemnification agreements with its directors and certain officers. These agreements require the Company to indemnify these directors and officers with respect to their activities as directors or officers of the Company.

The Company maintains directors’ and officers’ liability insurance for its directors and officers.

Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16.	Exhibits.

a)	Exhibits.

Exhibit
Number	Description of Document

3.1	Form of Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed August 25, 2005).
3.2	Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed August 25, 2005).
4.1	Form of Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed September 6, 2005).
5.1	Opinion of Dan E. Lee as to the legality of the securities being registered.
23.1	Consent of Dan E. Lee (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.
24.1	Power of Attorney. Reference is made to page II-4.

Item 17.	Undertakings.

(a) Rule 415 Offering.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brooklyn Center, State of Minnesota, on the 16th day of November, 2010.

Caribou Coffee Company, Inc.

By:	/s/ Michael Tattersfield
Michael Tattersfield
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tattersfield and Dan E. Lee, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael Tattersfield Michael Tattersfield	Director, President and Chief Executive Officer (principal executive officer)	November 16, 2010

/s/ Timothy J. Hennessy Timothy J. Hennessy	Chief Financial Officer (principal financial officer)	November 16, 2010

/s/ Nathan G. Hjelseth Nathan G. Hjelseth	Controller (principal accounting officer)	November 16, 2010

/s/ Kip R. Caffey Kip R. Caffey	Director	November 16, 2010

/s/ Michael J. Coles Michael J. Coles	Director	November 16, 2010

/s/ Wallace B. Doolin Wallace B. Doolin	Director	November 16, 2010

/s/ Gary A. Graves Gary A. Graves	Non-Executive Chairman	November 16, 2010

/s/ Charles L. Griffith Charles L. Griffith	Director	November 16, 2010

/s/ Charles H. Ogburn Charles H. Ogburn	Director	November 16, 2010

/s/ Sarah Palisi Chapin Sarah Palisi Chapin	Director	November 16, 2010

/s/ Philip H. Sanford Philip H. Sanford	Director	November 16, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.1	Form of Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A filed August 25, 2005).
3.2	Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A filed August 25, 2005).
4.1	Form of Registrant’s Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed September 6, 2005).
5.1	Opinion of Dan E. Lee as to the legality of the securities being registered.
23.1	Consent of Dan E. Lee (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant.
24.1	Power of Attorney. Reference is made to page II-4.